UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin		54902
(Address of principal executive offices)		(Zip Code)

(920) 502-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2024, Oshkosh Corporation (the “Company”) issued a news release (the “News Release”) announcing its earnings for the quarter ended June 30, 2024. A copy of such news release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On July 31, 2024, the Company is holding a conference call in connection with the Company’s announcement of its earnings for the quarter ended June 30, 2024. An audio replay of such conference call and the related question and answer session along with a June 30, 2024 slide presentation utilized during the call will be available for at least twelve months on the Company’s website at www.oshkoshcorp.com.

The information, including, without limitation, all forward-looking statements, contained in the News Release and related slide presentation on the Company’s website (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of July 31, 2024. The Company assumes no obligation, and disclaims any obligation, to update information contained in the News Release and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

The News Release and the Slide Presentation contain, and representatives of the Company may make during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the News Release and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, the Company’s goals, targets and objectives regarding its 2025 expectations and compliance with credit agreement covenants are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “confident” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the caption “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

In this Current Report on Form 8-K, “we,” “us” or “our” refers to Oshkosh Corporation.

RISK FACTORS

Business and Operational Risks

Our markets are highly cyclical. Declines in these markets could have a material adverse effect on our operating performance.

The access equipment market is highly cyclical and impacted (i) by the strength of economies in general and customers’ perceptions concerning the timing of economic cycles, (ii) by residential and non-residential construction spending, (iii) by the ability of rental companies to obtain third-party financing to purchase revenue generating assets, (iv) by capital expenditures of rental companies in general, including the rate at which they replace aged rental equipment, which is impacted in part by historical purchase levels, (v) by the timing of regulatory standard changes, and (vi) by other factors, including oil and gas related activity. Fire apparatus markets are cyclical later in an economic cycle and are impacted by the economy generally and by municipal tax receipts and capital expenditures. Refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general, by municipal tax receipts and by the size and timing of capital expenditures, including replacement demand, by large waste haulers. Air transportation equipment markets are also cyclical and impacted by global demand for air transportation services. If demand for our products is lower than what we or the market expect, due to a recession or other factors, then there could be an adverse effect on our net sales, financial condition, profitability and/or cash flows. In addition, those impacts could be more than we anticipate.

Our performance under the United States Postal Service (USPS) contract may not be what we expect.

In 2021, the USPS selected us to build its Next Generation Delivery Vehicle (NGDV). The indefinite delivery/indefinite quantity (IDIQ) contract allows for the purchase of up to 165,000 units over 10 years. To date, we have received orders for the engineering to finalize the production vehicle design, for tooling and factory build-out activities that were necessary prior to vehicle production and for the first 50,000 vehicles. As of June 30, 2024, we have recorded an asset for deferred contract costs of $809.5 million that primarily relate to the NGDV program. Contract costs are amortized over the anticipated production volume of the related contract. The USPS contract and our performance under the contract are subject to the following risks, among others, that could have a material adverse effect on our results of operations, financial condition, and/or cash flows:

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The USPS ordering fewer units than we expect the USPS to order under the contract which could result in an impairment of our deferred contract asset.
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It may take longer or cost more than we anticipate to scale our production to full rate production, which may result from additional costs, product design changes, supplier product quality issues or delays in receiving products from suppliers, costs and other challenges associated with recruiting and training a new workforce or other challenges associated with scaling production.
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Our supply base may not be able to supply parts in a timely manner.
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Warranty costs may be higher than we anticipate.

We are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases.

We have experienced, and in the future are likely to experience, significant disruption of the supply of some of our parts, materials, components and final assemblies that we obtain from suppliers or subcontractors. Delays in obtaining parts, materials, components and final assemblies may result from a number of factors affecting our suppliers including shipping disruptions, capacity constraints, labor constraints, supplier product quality issues, suppliers’ impaired financial condition and suppliers’ allocations to other purchasers. Such disruptions have resulted and could further result in higher manufacturing costs caused by an inefficient parts flow to our production lines or the need to procure parts from higher cost suppliers, could delay sales and could result in a material adverse effect on our results of operations, financial condition, and/or cash flows.

We are dependent on our suppliers of engines, chassis, batteries and other power sources to continue to timely deliver such components that meet applicable emissions regulations and customer preferences. If we fail to have adequate relationships with suppliers that will supply appropriate engines, chassis, batteries and other power sources to us or fail to timely receive appropriate components from our suppliers, that could result in us being placed in an uncompetitive position or without finished product when needed.

Fluctuations in prices of raw materials and other inputs may adversely impact our results.

We purchase, directly and indirectly through component purchases, significant amounts of steel, aluminum and other commodities. Steel, aluminum and other commodity prices have historically been highly volatile. Costs for these items may remain elevated or continue to increase in the future due to one or more of the following, among others: a sustained economic recovery; the level of tariffs that the U.S. imposes on imported steel and aluminum; an outbreak of conflicts in regions of the world that produce the commodities or the raw materials that go into the commodities or through which the commodities are transported; or a weakening U.S. dollar.

In addition, the cost of parts, materials, components or final assemblies has increased and may continue to increase for reasons other than changes in commodity prices, including the inflation that we continue to experience. Factors such as supply and demand, freight costs, availability of transportation, the cost of manufacturing labor, availability of labor, inventory levels, the level of imports, the imposition of duties and tariffs and other trade barriers and general economic conditions may affect the price of our parts, materials, components or final assembly purchases.

Increases in parts, materials, components or final assemblies costs negatively impact the profitability of orders in backlog as prices on a portion of those orders are fixed. If we are not able to recover cost increases through price increases to our customers, then such increases will have an adverse effect on our financial condition, profitability and/or cash flows. Furthermore, price increases may not be accepted by our customers, resulting in them choosing to order from our competitors instead of us. Any significant decrease in orders could have an adverse effect on our net sales, financial condition, profitability and/or cash flows. Additionally, if costs decrease and we are unable to negotiate timely component cost decreases commensurate with any decrease in costs, then our higher component costs could put us at a material disadvantage as compared to our competition which could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Labor issues may adversely impact our results.

Our production, or the production of our suppliers, could be disrupted by labor issues including availability of skilled workforce in locations in which we and our suppliers operate due to competition, absenteeism, public health issues, strikes or other factors. In addition, our production schedules assume the availability of sufficient workforce in areas in which our facilities operate at anticipated labor rates. If sufficient workforce is not available or rates are higher than we anticipate, it could have an adverse effect on our net sales, financial condition, profitability and/or cash flows.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

We are dependent on U.S. and foreign government contracts for a substantial portion of our business. Approximately 19% of our net sales in 2023 were to the U.S. government. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

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The Weapon Systems Acquisition Reform Act and the Competition in Contracting Act require competition for U.S. defense programs in most circumstances. Competition for U.S. Department of Defense (DoD) programs that we currently have has resulted and could in the future result in the U.S. government awarding future contracts to another manufacturer or could result in the U.S. government awarding the contracts to us at lower prices and operating margins than we experience under the current contracts. As an example, in February 2023, the DoD awarded the Joint Light Tactical Vehicle (JLTV) Family of Vehicles follow on contract to another company based on, at least in part, a lower price.
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Competitions for U.S. government contracts are intense, and we cannot provide any assurance that we will be successful in current or future procurement competitions in which we participate, as evidenced by the award of the JLTV follow on contract to another company. In addition, the U.S. government has become more aggressive in seeking to acquire the design rights to the Company’s current and potential future programs to facilitate competition for manufacturing our vehicles.
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Most of our contracts with the DoD are multi-year firm, fixed-price contracts. These contracts typically contain annual sales price increases. We attempt to limit the risk related to raw material price fluctuations on prices for major defense components by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers do not honor their contracts, then we could face profit margin pressure. Furthermore, if our actual costs on any of these contracts exceed our projected costs, it could result in profits lower than historically realized or than we anticipate as is currently the case on the Family of Heavy Tactical Vehicles (FHTV) and Family of Medium Tactical Vehicles (FMTV) contracts.
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Our business is susceptible to changes in the annual U.S. defense budget. Such changes may reduce revenues that we expect in our Defense segment, especially in light of federal budget pressures, lower levels of U.S. ground troops deployed in foreign conflicts and the level of defense funding that will be allocated to the DoD’s tactical wheeled vehicle strategy generally.
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The U.S. government may not budget for or appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive. The DoD could also seek to reprogram certain funds originally planned for the purchase of vehicles we manufacture under the current defense budget allocations.

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The funding of DoD programs is subject to an annual congressional budget authorization and appropriations process. In years when the U.S. government has not completed its budget process before the end of its fiscal year, government operations are typically funded pursuant to a “continuing resolution,” which allows federal government agencies to operate at spending levels approved in the previous budget cycle but does not authorize new spending initiatives. When the U.S. government operates under a continuing resolution, delays can occur in the procurement of the products, services and solutions that we provide and may result in new initiatives being delayed or canceled, or funds could be reprogrammed away from our programs to pay for higher priority operational needs. Furthermore, in years when the U.S. government fails to complete its budget process or to provide for a continuing resolution, a federal government shutdown may result. This could in turn result in the delay or cancellation of key programs, which could have a negative effect on our cash flows and adversely affect our future results. In addition, payments to contractors for services performed during a federal government shutdown may be delayed, which would have a negative effect on our cash flows.
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Certain of our U.S. government contracts could be delayed or terminated, and all such contracts expire in the future and may not be replaced, which could reduce revenues that we expect under the contracts and negatively affect margins in our Defense segment.
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Defense tactical wheeled vehicles contract awards that we receive may be subject to protests or lawsuits by competing bidders, which protests or lawsuits, if successful, could result in the U.S. government customer revoking part or all of any defense tactical wheeled vehicle contracts it awards to us and our inability to recover amounts we have expended in anticipation of initiating production under any such contract.
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We must spend significant sums on product development and testing, bid and proposal activities, and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.
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As a U.S. government contractor, our DoD contracts and systems are subject to audit and review by the Defense Contract Audit Agency and the Defense Contract Management Agency. These agencies review our performance under our U.S. government contracts, our cost structure and our compliance with laws and regulations applicable to U.S. government contractors. Systems that are subject to review include, but are not limited to, our accounting systems, estimating systems, material management systems, earned value management systems, purchasing systems and government property systems. If improper or illegal activities, errors or system inadequacies come to the attention of the U.S. government, as a result of an audit or otherwise, then we may be subject to civil and criminal penalties, contract adjustments and/or agreements to upgrade existing systems as well as administrative sanctions that may include the termination of our U.S. government contracts, forfeiture of profits, suspension of payments, fines and, under certain circumstances, suspension or debarment from future U.S. government contracts for a period of time. Whether or not illegal activities are alleged and regardless of materiality, the U.S. government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate. These laws and regulations affect how we do business with our customers and, in many instances, impose added costs on our business.
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Our Defense segment results may fluctuate significantly from time to time as a result of the start and completion of existing and new domestic and international contract awards that we may receive. A majority of our contracts in the Defense segment are large in size and require significant personnel and production resources, and when our government customers allow such contracts to expire or significantly reduce their vehicle requirements under such contracts, we must make adjustments to personnel and production resources. Backlog on the domestic JLTV contract was approximately $535 million at June 30, 2024, and production is expected to conclude in early 2025. We may incur costs with the completion and wind down of that program. In addition, we may not be able to increase NGDV production to offset the decline in JLTV sales and operating income.
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We may not receive the contracts that we expect. Although we anticipate additional orders for JLTV products from international customers, there is no assurance that these will materialize. While we anticipate our contracts for the FHTV and FMTV programs will be extended and that extensions would include higher pricing to reflect current material costs and more robust economic price adjustment clauses to protect us if we experience rapid inflation in the future, there is no assurance that the contracts will be extended or that any extensions would include economic price adjustment clauses sufficient to protect us from inflation in the future.

Our results could be adversely affected by severe weather, natural disasters, and other events in the locations in which we or our customers or suppliers operate.

We have manufacturing and other operations in locations prone to severe weather and natural disasters, including tornados, earthquakes, floods, fires, hurricanes or tsunamis that could disrupt our operations. Our suppliers and customers also have operations in such locations. Severe weather, a natural disaster or other conditions or events that result in a prolonged disruption to our operations, or the operations of our customers or suppliers, could delay delivery of parts, materials or components to us or sales to our customers and could have a material adverse effect on our net sales, financial condition, results of operations and/or cash flows.

Disruptions within our dealer network could adversely affect our business.

Although we sell the majority of our products directly to the end user, we market, sell and service products through a network of independent dealers in the Vocational segment and in a limited number of markets in the Access segment. As a result, our business with respect to these products is influenced by our ability to establish and manage new and existing relationships with dealers. While we have relatively low turnover of dealers, from time to time, we or a dealer may choose to terminate the relationship as a result of difficulties that our independent dealers experience in operating their businesses due to economic conditions or other factors or as a result of an alleged failure by us or an independent dealer to comply with the terms of our dealer agreement. We do not believe our business is dependent on any single dealer, the loss of which would have a sustained material adverse effect upon our business. However, disruption of dealer coverage within a specific state or other geographic market could cause difficulties in marketing, selling or servicing our products and have an adverse effect on our net sales, financial condition, results of operations and/or cash flows.

We are in the process of transitioning our refuse collection vehicle business from factory direct sales and service to a dealer network. Though we expect to have dealer coverage across North America by the end of the year, there is no assurance that we will be able to achieve dealer coverage or that the dealers will be successful in selling refuse collection vehicles. If the transition of our refuse business is not as successful as we anticipate, it could have an adverse effect on our net sales, financial conditions, results of operations and/or cash flows.

In addition, our ability to terminate our relationship with a dealer is limited due to state dealer laws, which generally provide that a manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with required notices. Under many state laws, dealers may protest termination notices or petition for relief from termination actions. Responding to these protests and petitions may cause us to incur costs and, in some instances, could lead to litigation resulting in lost opportunities with other dealers or lost sales opportunities, which may have an adverse effect on our net sales, financial condition, results of operations and/or cash flows.

Consolidation within our customer and dealer bases may impact our strategy, pricing and product margins.

Significant consolidation in our customer and dealer bases could enhance the influence of customers and dealers over our business strategy. Intensified consolidation in the industries we serve may provide our customers and dealers with additional leverage in negotiations around our product and service offerings. For example, the Access segment’s largest customers are rental companies that serve the end user equipment rental markets. Should larger access equipment customers continue to grow through the acquisition of smaller rental companies, their buying influence may grow and may impact the competitive environment within the industry. Similarly, the fire apparatus market distribution channel is comprised of a relatively small number of dealers that, if they were to consolidate, may create additional pricing pressure, as well as concentrated credit exposures, as our reliance on a smaller group of larger individual dealerships increases. If that trend in customer and dealer consolidation continues, it could have an unfavorable impact on our pricing and product margins.

Competition and Strategy Risks

We face significant competition in the markets we serve.

The markets in which we operate are highly competitive. We compete worldwide with a number of other manufacturers that produce and sell similar products. Our products primarily compete on the basis of brand awareness, product innovation, performance, quality, reliability, availability, price, service and support, ability to meet customer specifications and the extent to which a company offers single-source customer solutions. Certain of our competitors have greater financial, marketing, manufacturing, distribution and governmental affairs resources than we do, which may put us at a competitive disadvantage. We also face pricing pressure from international competitors that attempt to gain domestic market share through importing and selling products at below market prices, particularly in the Access segment. If competition in our industry intensifies or if our current competitors lower their prices for competing products, we may lose sales or be required to lower the prices we charge for our products. We cannot provide any assurance that our products will continue to compete effectively with the products of competitors or that we will be able to retain our customer base or improve or maintain our profit margins on sales to our customers.

We produce Caterpillar-branded telehandlers for distribution through the Caterpillar Inc. dealer network through a long-term license with Caterpillar Inc. that ends in December 2024. Caterpillar-branded telehandlers accounted for $410.0 million in sales in 2023. If we are unable to replace the Caterpillar-branded revenue through sales of our other telehandlers, including our new agricultural telehandlers, then the expiration of the Caterpillar license could have a material adverse effect on our net sales, financial condition, results of operations and/or cash flows.

We may not realize all of the anticipated benefits of our acquisitions.

We are continuously evaluating potential acquisitions to support our business strategy. For example, in August 2023, we completed our acquisition of AeroTech from JBT Corporation and in May 2024 we entered into a definitive agreement to acquire AUSACORP S.L. (AUSA). As part of this evaluation process, we perform due diligence to identify potential risks associated with the potential transaction. We also make assumptions regarding future performance of the acquired business. We cannot provide any assurance we will be able to successfully achieve the benefits of any business acquisition due to a variety of risks, including the following:

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Our ability to identify acquisition targets and consummate transactions;
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Our failure to achieve the acquisition’s expected future financial performance or realize assumed efficiencies or assumed cost reductions;
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There may be a mismatch that exists between the workplace cultures for our Company and the acquired business;
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We may experience delays or unexpected difficulties in integrating the acquired business;
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We may incur unforeseen expenses or liabilities or may be subject to other unanticipated regulatory or government actions related to the acquired business; and
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We may incur higher transaction costs than expected.

If we are unable to continue to enhance existing products and develop new products that respond to customer needs and preferences, we may experience a decrease in demand for our products and our business could suffer.

One of our growth strategies is emphasizing our new product development as we seek to expand sales and margins by leading our core markets in the introduction of new or improved products and technologies or expanding our product portfolio into adjacent markets. Our ability to match product improvements and new product offerings to diverse global customers’ anticipated needs for different types of products and various product features and functions, at acceptable prices, is critical to our success. We may not be able to compete as effectively, and ultimately satisfy the needs and preferences of our customers, unless we can continue to improve existing products and develop new innovative products in the global markets in which we compete. While we spent $130 million for research and development in 2023, we cannot provide any assurance that this level of investment in research and development will be sufficient to maintain our competitive strength in product innovation, which could cause our business to suffer. Product improvements and new product introductions also require significant planning, design, development and testing at the technological, product and manufacturing process levels, and we may not be able to timely develop product improvements or new products. Our competitors’ new products may arrive in the market before our products arrive and be more attractive with more features and functions and/or lower prices than our products. If we are unable to provide continued technological improvements in our products that meet our customers’ or the industry’s expectations, then demand for our products could be adversely affected.

In response to legislative, regulatory, investment community and societal concerns regarding global climate change and related efforts to limit greenhouse gas emissions, including changes in customer preferences and changes in regulations, we face greater pressure to develop products that generate less greenhouse gas emissions. Many manufacturers foresee sales of electric-powered vehicles and mobile equipment becoming increasingly important to their businesses, and we may not have the expertise or resources to successfully address these pressures on a cost-effective basis. While we continue to develop and offer more propulsion choices in our products, such as electric-powered vehicles or mobile equipment with lower emissions, this will continue to require us to spend additional funds on product research and development and implementation costs and subject us to the risk that our competitors may respond to these pressures in a manner that gives them a competitive advantage. If we do not accurately predict, prepare for and respond to new kinds of technological innovations with respect to electric-powered vehicles or mobile equipment and other technologies that minimize emissions, competition from others could make our specialty vehicles or mobile equipment less desirable in the marketplace.

We are subject to fluctuations in exchange rates associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

Approximately 17% of our net sales in 2023 were attributable to products sold outside of the United States, of which approximately 46% involved export sales from the United States. The majority of export sales are denominated in U.S. dollars. Sales that originate outside the United States are typically transacted in the local currencies of those countries. Fluctuations in foreign currency can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated to U.S. dollars. We have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the Chinese renminbi, the Canadian dollar, the Mexican peso, the Australian dollar and the British pound sterling may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. In addition, any further appreciation in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will continue to increase our costs of goods in our foreign operations, to the extent such costs are payable in U.S. dollars, and impact the competitiveness of our product offerings in international markets.

We may not be able to expand international operations or increase sales and profitability consistent with our growth targets.

Expanding international operations and sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs upon our products (which include tariffs in response to tariffs that the U.S. imposes) and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, sporadic order patterns, governmental expropriation, uncertainties or delays in collection of accounts receivable and differences in business practices. For example, in June 2024, the European Commission imposed a provisional tariff that applies to imports of certain access equipment into European Union countries from China, which could result in lower expected sales in the European Union. We may incur increased costs, including increased supply chain costs, and experience delays or disruptions in production schedules, product deliveries or payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Among other things, there are additional logistical requirements associated with international sales, which increase the amount of time between the completion of production and our ability to recognize related revenue. In addition, expansion into foreign markets requires the establishment of distribution networks and may require modification of products to meet local requirements or preferences. Establishment of distribution networks or modification to the design of our products to meet local requirements and preferences may take longer or be more costly than we anticipate and could have a material adverse effect on our ability to achieve international sales growth. In addition, our entry into certain markets that we wish to enter may require us to establish a joint venture or face competition from foreign state-backed competitors. Identifying an appropriate joint venture partner and creating a joint venture could be more time consuming, more costly and more difficult than we anticipate. Local government policy and influence can also impact international competition, such as in China where a state-controlled economy favors local market participants.

Financial Risks

We are subject to changes in contract estimates.

We account for substantially all long-term contracts in the Defense segment utilizing the cost-to-cost method of percentage-of-completion accounting. This accounting requires judgment relative to assessing risks, estimating revenues and costs and making assumptions regarding the timing of receipt of delivery orders from our government customers and technical issues. Due to the size and nature of these contracts, the estimate of costs is complicated and subject to many variables. We must make assumptions regarding expected increases in material costs, wages and employee benefits, engineering hours, productivity and availability of labor and allocated fixed costs. Changes to production costs, overhead rates, learning curves and/or supplier performance can also impact these estimates. For example, cumulative catch-up adjustments on contracts in the Defense segment negatively impacted operating income by $44.9 million in 2022, primarily as a result of higher anticipated material costs. Furthermore, under the revenue recognition accounting rules, we can only include units in our estimates of overall contract profitability after we have received a firm delivery order for those units. Because new orders have the potential to significantly change the overall profitability of cumulative orders received to date, particularly early in the contract when fewer overall units are on order, the period in which we receive those orders from the government will impact the estimated life-to-date contract profitability. Changes in underlying assumptions, circumstances or estimates could have a material adverse effect on our net sales, financial condition and/or profitability.

We may experience losses in excess of our recorded reserves for doubtful accounts and guarantees of indebtedness of others.

As of June 30, 2024, we had consolidated gross receivables of $1.7 billion. In addition, we were subject to obligations to guarantee customer indebtedness to third parties of $614.3 million, under which we estimate our maximum exposure to be $93.0 million. We evaluate the collectability of receivables and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential current and future losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to repossess the equipment that supports the customer’s financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers, past collections experience, and existing and future market conditions. Prolonged or more severe economic weakness may result in additional requirements for reserves. During periods of economic weakness, the collateral underlying our guarantees of indebtedness of customers or receivables can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk as the Access segment’s ten largest debtors at June 30, 2024 represented approximately 31% of our consolidated gross receivables. Some of these customers are highly leveraged. We may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers’ financial obligations is not realized. Our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that finance our customer receivables become unable or unwilling, due to unfavorable economic conditions, a weakening of our or their financial position or otherwise, to continue providing such credit.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

We have a substantial amount of goodwill and other indefinite-lived intangible assets on our balance sheet as a result of acquisitions we have completed. At June 30, 2024, approximately 76% of these intangibles were concentrated in the Access segment. We evaluate goodwill and indefinite-lived intangible assets for impairment annually, or more frequently if potential interim indicators exist that could result in impairment. Events and conditions that could result in impairment include a prolonged period of global economic weakness, a decline in economic conditions or a slow, weak economic recovery, a sustained decline in the price of our common stock, adverse changes in the regulatory environment, adverse changes in the market share of our products, adverse changes in interest rates, or other factors leading to reductions in the long-term net sales or profitability that we expect. For example, in the second quarter of 2024, we identified interim indicators of impairment for the Pratt Miller reporting unit in the Defense segment as a result of unfavorable performance compared to forecast and adverse market conditions leading to a decline in the Company's expectations for future performance. As a result, we recorded intangible asset impairments of $51.6 million in the second quarter of 2024. Determination of the fair value of a reporting unit includes developing estimates which are highly subjective and incorporate calculations that are sensitive to minor changes in underlying assumptions. Management’s assumptions change as more information becomes available. Changes in these events and conditions or other assumptions could result in an impairment charge in the future, which could have a significant adverse impact on our reported earnings.

Financing costs and restrictive covenants in our current debt facilities could limit our flexibility in managing our business and increase our vulnerability to general adverse economic and industry conditions.

Our credit agreement contains financial and restrictive covenants which, among other things, require us to maintain a leverage ratio. Our ability to meet the leverage ratio may be affected by a number of risks or events, including the risks described in this Current Report on Form 8-K and events beyond our control. The indentures governing our senior notes also contain restrictive covenants. Any failure by us to comply with these restrictive covenants or the financial and restrictive covenants in our credit agreement could have a material adverse effect on our financial condition, results of operations and debt service capability.

Our access to debt financing at competitive risk-based interest rates is partly a function of our credit ratings. A downgrade to our credit ratings could increase our interest rates, could limit our access to public debt markets, could limit the institutions willing to provide us credit facilities, and could make any future credit facilities or credit facility amendments more costly and/or difficult to obtain. In addition, our revolving credit facility is subject to variable interest rates. An increase in general interest rates, such as the increase that occurred during 2023, would also increase our cost of borrowing under our credit agreement.

Additional liabilities relating to changes in tax rates or exposure to additional income tax liabilities could adversely impact our financial condition and cash flow.

We are subject to income taxes in the U.S. and various non-U.S. jurisdictions. Our domestic and international tax liabilities are dependent upon the location of earnings among these different jurisdictions. Changes in our effective tax rate as a result of changes in tax laws or regulations and judicial or regulatory interpretations of those laws or regulations, the mix of earnings in countries with differing statutory tax rates, changes in overall profitability, changes in U.S. generally accepted accounting principles, or changes in the valuation of deferred tax assets could adversely affect our future results of operations. In addition, certain tax policy efforts, including any tax law changes resulting from the Organization for Economic Cooperation and Development (OECD) and the G20's inclusive framework on Base Erosion and Profit Sharing (BEPS), could adversely impact our tax rate and subsequent tax expense. In addition, the amount of income taxes that the Company pays is subject to ongoing audits by U.S. federal, state and local tax authorities and by non-U.S. tax authorities. If these audits result in assessments different from amounts that the Company has reserved for potential tax liabilities, future financial results may include unfavorable adjustments to the Company’s tax liabilities, which could have a material adverse effect on the Company’s results of operations.

Cybersecurity Risks

Increased cybersecurity threats and more sophisticated computer crime pose a risk to our systems, networks, operations, products and services.

We rely extensively on information technology systems and networks, some of which third parties manage, supporting a variety of business activities. Operating these information technology systems and networks and processing and maintaining related data in a secure manner is critical to our business operations and strategy. Information technology security threats, from user error to cybersecurity attacks designed to gain unauthorized access to our systems, networks and data, are increasing in frequency and sophistication. Cybersecurity attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. Cybersecurity attacks could also include attacks targeting the security, integrity and/or reliability of the hardware and software that we have installed in our products. It is possible that our information technology systems and networks, or those that third parties manage or provide, could have vulnerabilities, which could go unnoticed for a period of time. Further, as a defense contractor, we face many cyber and security threats that can range from attacks common to most industries, which could have financial or reputational consequences, to advanced persistent threats on our defense programs, which could involve information that is considered a matter of national security. While we have utilized and continue to utilize various procedures and controls to mitigate such risks, we cannot assure that the actions and controls we have implemented and are implementing, or that we cause or have caused third-party service providers to implement, will be sufficient to protect our systems, information or other property. We have experienced cybersecurity threats and vulnerabilities in our systems and those of our third-party providers, and we have experienced viruses and attacks targeting our information technology systems and networks. Such prior events, to date, have not had a material impact on our financial condition, results of operations or liquidity. However, the potential consequences of a future material cybersecurity attack may include reputational damage, litigation with third parties, government enforcement actions, penalties, disruption to our systems or operations of our facilities, unauthorized release of confidential or otherwise protected information, corruption of data, diminution in the value of our investment in research, development and engineering, increased cybersecurity protection costs and unplanned investigation, remediation and other costs, which in turn could adversely affect our competitiveness, results of operations and financial condition.

Legal and Regulatory Risks

Our international sales and operations subject us to risks that may have a material adverse effect on our business.

As a result of our international operations and sales, we are subject to the Foreign Corrupt Practices Act (FCPA) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Our international activities create the risk of unauthorized payments or offers of payments in violation of the FCPA by one of our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. Any violations of the FCPA could result in significant fines, criminal sanctions against us or our employees, and prohibitions on the conduct of our business, including our business with the U.S. government. We are also increasingly subject to export control regulations, including, but not limited to, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory or business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We may be required to make material expenditures or incur additional liabilities to comply with changes in environmental laws or climate change regulations or to meet the increasing societal expectations on companies to address climate change.

Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations, regulations impacting our supply chain and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs, which could make our business results more variable.

Climate change attributed to increased levels of greenhouse gases, including carbon dioxide, has led to significant legislative, regulatory, investment community and societal efforts to limit greenhouse gas emissions. These considerations may lead to new international, national, regional and/or local legislation or regulatory responses. The legislation or regulation of greenhouse gases could result in unfavorable financial impacts through various forms including taxation, emission allowances, fines, requirements for investments or facilities improvement, higher energy costs and higher compliance costs associated with complex and evolving federal, state and international public disclosures. The impact of any future greenhouse gas legislation, regulatory, or product standard requirements is unknown, and therefore, we are uncertain of the potential impact that future changes may have.

Our global facilities, operations and products are subject to increasingly stringent environmental laws and regulations, including laws and regulations governing air emissions, noise, releases to soil and discharges to water and the generation, handling, storage, transportation, treatment and disposal of non-hazardous and hazardous waste materials. Certain environmental laws impose strict, retroactive and joint and several liability for the release of hazardous substances, even for conduct that was lawful at the time it occurred, or for the conduct of, or conditions caused by, prior operators, predecessors or other third parties. We could be subject to fines, cleanup costs or other costs or damages under environmental laws if we are not in compliance with environmental regulations. We may be subject to other more stringent environmental laws in the future that could have a material adverse impact on our business, results of operations and financial condition.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

(99.1) Oshkosh Corporation Press Release dated July 31, 2024.

(104) Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 31, 2024	By:	/s/ Michael E. Pack
Michael E. Pack
Executive Vice President and
Chief Financial Officer